                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: February 1, 2002



                                CORTLAND BANCORP
                    (Exact name as specified in its charter)


    Ohio                          000-13814                    34-1451118

-------------------             --------------              ----------------
(State or other jurisdiction     (Commission               (I.R.S. Employer
of incorporation)                File Number)              Identification No.)



                   194 West Main Street, Cortland, Ohio 44410

               --------------------------------------------------
          (Address of principal executive officer, including Zip Code)


       Registrant's telephone number, including area code: (330) 637-8040

       ------------------------------------------------------------------



                                 Not Applicable

          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


















--------------------------------------------------------------------------------

ITEM 5.     OTHER EVENTS.

     On February 1, 2002 Cortland Bancorp announced that the Board of Directors has authorized a stock repurchase program to acquire up to 4.9% of Cortland Bancorp's outstanding common stock over the next twelve months. The repurchase program will commence February 7, 2002. Cortland Bancorp currently has approximately 3,941,252 shares outstanding. For additional information, reference is made to Cortland Bancorp's press release dated February 1, 2002, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The Company also announced that net income for 2001 was $5.546 million compared to $5.110 million in 2000. Earnings per share amounted to $1.41 in 2001 compared to $1.30 for 2000. Assets as of December 31, 2001 totaled $439.9 million, up from $429.5 million a year ago.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       Exhibit 99.1 - Press Release dated February 1, 2002
--------------------------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CORTLAND BANCORP



                                     By: /s/ Rodger W. Platt
                                         ---------------------------------------
                                         Rodger W. Platt, Chairman and President


Date:   February 1, 2002
--------------------------------------------------------------------------------